Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500

FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman
(616) 863-3974

WOLVERINE WORLDWIDE DELIVERS RECORD SECOND QUARTER REVENUE AND STRONG EARNINGS; UPDATES FULL-YEAR OUTLOOK

Second quarter revenue grew 13% and EPS exceeded expectations

ROCKFORD, Mich., August 10, 2022 – Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the second quarter ended July 2, 2022.

"Despite a slowdown in June shipments, we are pleased with delivering record organic revenue in the quarter. We are encouraged by 14% growth in our largest brand Merrell, and 45% growth in our international business. We faced unplanned headwinds related to elevated customer inventory, a stronger US dollar, and some lingering supply chain delays, but our operating margin was better-than-expected in the quarter. While we continue to expect sequential growth acceleration in the second half, we now have a revised outlook for the back-half of this year that assumes higher promotional activity and elevated inventory in our wholesale channels," said Brendan Hoffman, Wolverine Worldwide's President and Chief Executive Officer. "During the second quarter, we made very meaningful progress on the important strategy work we started earlier in the year and remain excited about the future growth potential of our brands."

SECOND-QUARTER 2022 FINANCIAL HIGHLIGHTS

(in millions)	July 2, 2022	July 3, 2021	Y/Y Change
Michigan Group	$389.7	$354.4	10.0%
Boston Group	$253.9	$258.0	(1.6)%
Other	$70.0	$19.5	259.0%
Total Revenue	$713.6	$631.9	12.9%
Supplemental Brand Information
Merrell	203.6	178.6	14.0%
Saucony	135.5	126.5	7.2%
Sperry	70.1	80.9	(13.4)%
Wolverine	57.7	49.6	16.3%
Sweaty Betty	47.4	N/A	N/A
Reported:
Gross Margin	43.0%	42.8%	20 bps
Operating Margin	23.5%	10.1%	1340 bps
Diluted Earnings Per Share	$1.53	$0.53	188.7%
Non-GAAP:
Adjusted Gross Margin	43.0%	44.5%	(150 bps)
Adjusted Operating Margin	11.0%	12.6%	(160 bps)
Adjusted Diluted Earnings Per Share	$0.66	$0.67	(1.5)%

On August 2, 2021, Wolverine Worldwide acquired women’s activewear brand Sweaty Betty, a digitally-native, premium global apparel brand, which will continue to fuel growth and enhance the Company’s eCommerce business. The information in the following table excludes Sweaty Betty.

Non-GAAP Organic (Excluding Sweaty Betty)

(in millions)	July 2, 2022	July 3, 2021	Y/Y Change
Total Revenue	$666.2	$631.9	5.4%
Organic Gross Margin	42.3%	44.5%	(220 bps)
Organic Operating Margin	12.2%	12.6%	(40 bps)
Organic Diluted Earnings Per Share	$0.67	$0.67	—%

Revenue of $713.6 million represents growth of 12.9% versus the prior year and 25.5% versus 2019. Excluding Sweaty Betty, revenue was $666.2 million, a record for the quarter and up 17.2% compared to 2019. Our international business was especially strong, up 45.3% to $295.2 million including Sweaty Betty and up 26.4% to $256.8 million excluding Sweaty Betty. Direct-to-Consumer revenue including Sweaty Betty was up 21.1% to $166.2 million, and excluding Sweaty Betty was down 8.2% to $125.9 million.

Gross margin of 43.0% was above expectations mostly due to lower-than-expected closeout sales.

Selling, General & Administrative expenses of $139.2 million include a $90.0 million gain related to the sale of the Champion trademarks that occurred on June 30th. Adjusted SG&A expenses of $228.5 million or 32.0% of revenue, was 10 basis points higher than the prior year including Sweaty Betty.

Inventory at the end of the quarter was $639.5 million, up 93% versus the prior year. While factory capacity and delivery performance have improved, logistics lead times and volatility are still impacting our business. Excluding Sweaty Betty, organic inventory increased 80% or $264.9 million compared to last year when inventory levels were abnormally low. One third of this increase, nearly $95 million, relates specifically to much higher in-transit inventory. Organic inventory versus 2019 is up 47%. Approximately 85% of this inventory is expected to be sold through primary wholesale, digital and direct-to-consumer channels later this year or during the 2023 selling seasons. We plan to liquidate the remaining excess inventory pragmatically over the next several months.

Total debt at the end of the quarter was $1,227.4 million. Total liquidity including cash and available borrowings under the Company's revolving line of credit was approximately $700.0 million.

Share repurchases: During the second quarter, approximately 2.4 million shares were repurchased at an average price of $19.47 per share. At the end of the quarter, the Company had nearly $367 million available under its board-approved share repurchase plan.

FULL-YEAR 2022 OUTLOOK

"The Company has performed well in the first half of 2022. Several factors have impacted our outlook for the second half, including certain negative trends that accelerated in June." said Mike Stornant, Executive Vice President and Chief Financial Officer. "We now expect a stronger US dollar, inflation, excess inventory across channels and changing consumer behavior will have a more meaningful negative impact on our industry and the Company for the remainder of the year. We are adjusting our full-year outlook accordingly."

•Revenue is expected to be in the range of $2.740 billion to $2.790 billion, representing growth of approximately 14.0% to 16.0%. Foreign currency exchange rate fluctuations are expected to have approximately $72.0 million (or 3.0%) negative impact on full-year reported growth.
•Diluted earnings per share are expected to be between $2.62 to $2.72 and adjusted diluted earnings per share are expected to be between $2.10 to $2.20, representing growth of 0.5% to 5.3%. Foreign currency exchange rate fluctuations are expected to have a $0.11 negative impact on full-year EPS.
•Gross margin is expected to be approximately 42.5%, assuming an increased promotional and markdown cadence and a higher mix of lower-margin international third-party sales in the back half of the year.
•Operating margin is expected to be approximately 11.5% and adjusted operating margin is expected to be approximately 9.5%, reflecting increased promotional costs and higher inventory handling costs.
•The effective tax rate is expected to be approximately 21.5%.
•Diluted weighted average shares are expected to be approximately 80.0 million.

This outlook assumes no meaningful deterioration of current market conditions related to the impact of the COVID-19 pandemic, ongoing inflationary pressures, supply chain disruptions, changes in consumer behavior and confidence and geopolitical tensions.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results are non-GAAP measures that exclude the gain on the sale of the Champion trademarks, environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration and costs related to the COVID-19 pandemic including air freight costs. Measures referred to in this release as “adjusted organic” financial results are non-GAAP measures that exclude the results of Sweaty Betty®. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non-GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.

The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. The adjusted organic financial results are used by management to, and allow investors to, evaluate the aggregate operating performance of the Company’s brands other than Sweaty Betty®. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Saucony®, Sweaty Betty®, Sperry®, Hush Puppies®, Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s expectations regarding: its growth strategies, growth potential and its outlook for fiscal year 2022 results including revenue, reported gross margin, reported and adjusted operating margin, effective tax rate and reported and adjusted diluted earnings per share as well as the Company's expectations: regarding the impact of factors such as higher promotional activity, inventory challenges and foreign currency exchange rate fluctuations on the Company's results in the second half of 2022; that there will not be any meaningful deterioration of current market conditions related to the COVID-19 pandemic in 2022 and that Sweaty Betty will fuel growth and enhance the Company's eCommerce business. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Year-To-Date Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$713.6	$631.9	$1,328.4	$1,142.6
Cost of goods sold	406.5	361.5	760.0	649.9
Gross profit	307.1	270.4	568.4	492.7
Gross margin	43.0%	42.8%	42.8%	43.1%

Selling, general and administrative expenses	229.2	201.8	440.5	376.2
Gain on sale of trademarks	(90.0)	—	(90.0)	—
Environmental and other related costs, net of recoveries	—	4.8	30.4	(5.4)
Operating expenses	139.2	206.6	380.9	370.8
Operating expenses as a % of revenue	19.5%	32.7%	28.7%	32.5%

Operating profit	167.9	63.8	187.5	121.9
Operating margin	23.5%	10.1%	14.1%	10.7%

Interest expense, net	10.1	9.7	18.8	19.3
Other expense (income), net	0.6	0.1	(0.5)	2.9
Total other expenses	10.7	9.8	18.3	22.2
Earnings before income taxes	157.2	54.0	169.2	99.7

Income tax expense	32.7	9.6	36.3	16.9
Effective tax rate	20.8%	17.7%	21.5%	16.9%

Net earnings	124.5	44.4	132.9	82.8

Less: net loss attributable to noncontrolling interests	(0.1)	(0.3)	(1.4)	(0.4)
Net earnings attributable to Wolverine World Wide, Inc.	$124.6	$44.7	$134.3	$83.2
Diluted earnings per share	$1.53	$0.53	$1.63	$0.98

Supplemental information:
Net earnings used to calculate diluted earnings per share	$122.1	$44.0	$131.7	$81.8
Shares used to calculate diluted earnings per share	79.9	83.6	80.9	83.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	July 2, 2022	July 3, 2021
ASSETS
Cash and cash equivalents	$149.3	$345.8
Accounts receivables, net	420.0	372.0
Inventories, net	639.5	331.7
Other current assets	84.5	36.9
Total current assets	1,293.3	1,086.4
Property, plant and equipment, net	127.5	120.2
Lease right-of-use assets	166.7	134.6
Goodwill and other indefinite-lived intangibles	1,219.8	825.9
Other noncurrent assets	141.7	136.5
Total assets	$2,949.0	$2,303.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$561.7	$480.2
Lease liabilities	33.0	32.7
Current maturities of long-term debt	10.0	10.0
Borrowings under revolving credit agreements	490.0	—
Total current liabilities	1,094.7	522.9
Long-term debt	727.4	708.4
Lease liabilities, noncurrent	150.9	119.3
Other noncurrent liabilities	314.2	303.9
Stockholders' equity	661.8	649.1
Total liabilities and stockholders' equity	$2,949.0	$2,303.6

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	July 2, 2022	July 3, 2021
OPERATING ACTIVITIES:
Net earnings	$132.9	$82.8
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	16.8	14.4
Deferred income taxes	3.0	1.2
Stock-based compensation expense	19.3	21.6
Pension and SERP expense	4.7	7.0
Environmental and other related costs, net of cash payments and recoveries received	(35.0)	(9.4)
Gain on sale of trademarks	(90.0)	—
Other	(2.6)	(1.6)
Changes in operating assets and liabilities	(297.0)	(64.3)
Net cash provided by (used in) operating activities	(247.9)	51.7

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(16.1)	(6.7)
Proceeds from sale of trademarks	90.0	—
Other	4.8	(1.4)
Net cash provided by (used in) investing activities	78.7	(8.1)

FINANCING ACTIVITIES:
Payments under revolving credit agreements	(107.0)	—
Borrowings under revolving credit agreements	372.0	—
Payments on long-term debt	(5.0)	(5.0)
Cash dividends paid	(16.8)	(16.9)
Purchase of common stock for treasury	(81.3)	(26.9)
Employee taxes paid under stock-based compensation plans	(7.2)	(13.1)
Proceeds from the exercise of stock options	1.4	12.0
Contributions from noncontrolling interests	7.0	4.8
Net cash provided by (used in) financing activities	163.1	(45.1)

Effect of foreign exchange rate changes	(6.3)	(0.1)
Decrease in cash and cash equivalents	(12.4)	(1.6)

Cash and cash equivalents at beginning of the year	161.7	347.4
Cash and cash equivalents at end of the quarter	$149.3	$345.8

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q2 2022 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2022-Q2	Foreign Exchange Impact	Constant Currency Basis 2022-Q2	GAAP Basis 2021-Q2	Constant Currency Growth	Reported Growth
REVENUE
Wolverine Michigan Group	$389.7	$8.1	$397.8	$354.4	12.2%	10.0%
Wolverine Boston Group	253.9	5.0	258.9	258.0	0.3%	(1.6)%
Other	70.0	6.3	76.3	19.5	291.3%	259.0%
Total	$713.6	$19.4	$733.0	$631.9	16.0%	12.9%

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED ORGANIC REVENUE*
(Unaudited)
(In millions)

	GAAP Basis	Sweaty Betty (1)	Organic Basis

Revenue - Fiscal 2022 Q2	$713.6	$(47.4)	$666.2
(1)Q2 2022 adjustment reflects the Sweaty Betty® results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED DIRECT-TO-CONSUMER REVENUE GROWTH
TO ADJUSTED ORGANIC DIRECT-TO-CONSUMER REVENUE*
(Unaudited)

	GAAP Basis	Sweaty Betty (1)	Organic Basis

Direct-to-Consumer Revenue - Fiscal 2022 Q2	$166.2	$(40.3)	$125.9

Direct-to-Consumer Revenue - Fiscal 2021 Q2	$137.2	$—	$137.2
(1)Q2 2022 adjustment reflects the Sweaty Betty® results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED GROSS
MARGIN AND ADJUSTED ORGANIC GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted	Sweaty Betty (2)	Organic Basis

Gross Profit - Fiscal 2022 Q2	$307.1	$0.1	$307.2	$(25.6)	$281.6

Gross margin	43.0%		43.0%		42.3%

Gross Profit - Fiscal 2021 Q2	$270.4	$11.0	$281.4	$—	$281.4

Gross margin	42.8%		44.5%		44.5%
(1)Q2 2022 adjustment reflects $0.1 million of costs associated with Sweaty Betty® integration. Q2 2021 adjustments reflect $11.0 million of air freight charges related to production and shipping delays caused by the COVID-19 pandemic.

(2)Q2 2022 adjustment reflects the Sweaty Betty® results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	As Adjusted

Selling, general and administrative expenses - Fiscal 2022 Q2	$139.2	$89.3	$228.5

Selling, general and administrative expenses - Fiscal 2021 Q2	$206.6	$(4.8)	$201.8
(1)Q2 2022 adjustments reflect $90.0 million gain on the sale of the Champion trademarks, partially offset by $0.7 million of costs associated with Sweaty Betty® integration. Q2 2021 adjustments reflect $4.8 million of environmental and other related costs net of recoveries.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED OPERATING
MARGIN AND ADJUSTED ORGANIC OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted	Sweaty Betty (2)	Organic Basis

Operating Profit - Fiscal 2022 Q2	$167.9	$(89.2)	$78.7	$2.3	$81.0

Operating margin	23.5%		11.0%		12.2%

Operating Profit - Fiscal 2021 Q2	$63.8	$15.8	$79.6	$—	$79.6

Operating margin	10.1%		12.6%		12.6%
(1)Q2 2022 adjustments reflect $90.0 million gain on the sale of the Champion trademarks, partially offset by $0.8 million of costs associated with Sweaty Betty® integration. Q2 2021 adjustments reflect $11.0 million of air freight charges related to production and shipping delays caused by the COVID-19 pandemic and $4.8 million of environmental and other related costs net of recoveries.

(2)Q2 2022 adjustment reflects the Sweaty Betty® results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED INVENTORY
TO ADJUSTED ORGANIC INVENTORY*
(Unaudited)
(In millions)

	GAAP Basis	Sweaty Betty (1)	Organic Basis

Inventories, net - Fiscal 2022 Q2	$639.5	$(42.9)	$596.6

Inventories, net - Fiscal 2021 Q2	$331.7	$—	$331.7
(1)Q2 2022 adjustment reflects the Sweaty Betty® inventories included in the consolidated condensed balance sheet.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2022 Q2	$1.53	$(0.87)	$0.66	$0.06	$0.72

EPS - Fiscal 2021 Q2	$0.53	$0.14	$0.67
(1)Q2 2022 adjustments reflect gain from the sale of the Champion trademarks and costs associated with Sweaty Betty® integration. Q2 2021 adjustments reflect air freight charges related to production and shipping delays caused by the COVID-19 pandemic and environmental and other related costs net of recoveries.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS AND ADJUSTED ORGANIC DILUTED EPS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Sweaty Betty (2)	Adjusted Organic Basis

EPS - Fiscal 2022 Q2	$1.53	$(0.87)	$0.66	$0.01	$0.67

EPS - Fiscal 2021 Q2	$0.53	$0.14	$0.67	$—	$0.67
(1)Q2 2022 adjustments reflect income from the sale of the Champion trademarks and costs associated with Sweaty Betty® integration. Q2 2021 adjustments reflect air freight charges related to production and shipping delays caused by the COVID-19 pandemic and environmental and other related costs net of recoveries.

(2)Q2 2022 adjustment reflects the Sweaty Betty® results included in the consolidated condensed statement of operations.

2022 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF REPORTED OPERATING MARGIN GUIDANCE TO ADJUSTED OPERATING MARGIN GUIDANCE, REPORTED DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS
GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Margin - Fiscal 2022 Full Year	11.5%	2.0%	9.5%

Dilutive EPS - Fiscal 2022 Full Year	$ 2.62 - $2.72	$0.52	$2.10 - $2.20

Fiscal 2022 Full Year Supplemental information:

Net Earnings	$213 - $221	($42)	$171 - $179

Net Earnings used to calculate diluted earnings per share	$210 - $218	($42)	$168 - $176

Shares used to calculate diluted earnings per share	80.0		80.0
(1)2022 adjustments reflect income from the sale of the Champion trademarks, estimated environmental and other related costs net of recoveries and estimated Sweaty Betty® integration costs.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if, gain on the sale of Champion trademarks, environmental and other related costs net of recoveries, Sweaty Betty® integration costs and air freight costs related to the COVID-19 pandemic were excluded. The Company also describes what certain financial measures would have been if the previously described financial measures also excluded the results of Sweaty Betty®. The Company believes these non-GAAP measures provide useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in the Company's business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.